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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF THE COMPANY AS OF DECEMBER 31, 2004*

                                                             JURISDICTION OF
NAME                                                          INCORPORATION
----                                                          -------------
Juniper Networks International, Inc.                          Delaware, USA
Juniper Networks Ireland Ltd.                                    Ireland
Juniper Networks China Ltd.                                     Hong Kong
Juniper Networks (US), Inc.                                  California, USA

* All other subsidiaries would not in the aggregate constitute a "significant subsidiary" as defined in Regulation S-X